Press Release

Contact:
Jim Ropella
Senior Vice President and CFO
First Business Financial Services, Inc.
608-232-5970
jropella@firstbusiness.com

First Business Announces Dividend Increase

MADISON, WI, March 19, 2008 – First Business Financial Services, Inc. (NASDAQ:FBIZ) announced that its board of directors has increased the quarterly cash dividend on its common stock 7.7 percent to $0.07 per share from $0.065 per share. This marks the fifth consecutive annual increase in the amount paid since the Company began paying dividends in 2003.The cash dividend is payable on April 15, 2008 to shareholders of record at the close of business on April 1, 2008.

About First Business Financial Services, Inc.

First Business Financial Services (NASDAQ: FBIZ) is the parent of the First Business family of companies, managing shareholder relations and providing access to capital for its operating entities. Its companies include: First Business Bank – Madison; First Business Bank – Milwaukee; First Business Bank — Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call 608-238-8008.

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This press release includes “forward-looking” statements related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.